Exhibit 10.1.1

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS (“[***]”) OR OTHERWISE INDICATED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

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PURCHASE AND LICENSE AGREEMENT	Contract No. ITC2003PLA	[GRAPHIC APPEARS HERE]

This Purchase and License Agreement (“PLA”) is between Nortel Networks Inc. (“Nortel Networks”) and Interstate FiberNet, Inc. and its subsidiary ITC^Deltacom Communications, Inc. (together, “Customer”) effective as of the last date signed. Additional terms related to Customer’s purchase or license of Products or Services may be added by written agreements (“Supplements”) referencing the Purchase and License Agreement, collectively referred to as the “Agreement”.

1. Definitions

a) “Affiliate” shall mean the entities as listed in Schedule 1, attached hereto.

b) “Furnish-only” means Products which Customer is responsible for installing.

c) “Hardware” means a Nortel Networks machine or components.

d) “Products” means any Hardware, Software or Third Party Vendor Items provided under this Agreement.

e) “Services” mean the activities to be undertaken by Nortel Networks pursuant to an Order, including, but not limited to, engineering, maintenance and installation, implementation, design, consulting, business planning, network planning and analysis.

f) “Software” means computer programs in object code form or firmware which is owned or licensed by Nortel Networks, its parent or one of its subsidiaries or affiliates, and is copyrighted and licensed, not sold. Software consists of machine-readable instructions, its components, data, audio-visual content (such as images, text, recordings or pictures) and related licensed materials including all whole or partial copies.

g) “Statement of Work “ is a document prepared by Nortel Networks, describing the deliverables, estimated timelines, assumptions, responsibilities and other relevant terms specific to a project and an Order. A Statement of Work that is signed by both Customer and Nortel Networks shall be governed by the terms and conditions of, and constitute a part of, this Agreement.

h) “Third Party Vendor Item” includes “Third Party Hardware” and “Third Party Software” and means any non-Nortel Networks hardware and/or software supplied to Customer under this Agreement.

2. Orders

Customer may acquire Products or Services by issuing a written purchase order signed by an authorized representative or, if Customer is enrolled in any then current Nortel Networks electronic commerce program, by submitting electronic orders (collectively, “Orders”). All Orders shall reference this Agreement and specify the quantity, price, Nortel Networks quotation number, and billing instructions, installation location, requested delivery dates, identification of any Services being ordered, requested commencement date for Services, any Statement of Work, and any other special instructions. All Orders will be governed by and cannot alter the terms and conditions of this Agreement. Nortel Networks’ written or electronic communication accepting the Order, shipment of Products or commencement of Services will be Nortel Networks’ acceptance of Customer’s Order. Nortel Networks reserves the right to reject an Order. Nortel Networks shall notify Customer in advance of any applicable restocking, engineering or Service fees for returns or Order cancellations requested by Customer.

3. Changes to Orders

The parties may, by mutual agreement, make changes to an Order (“Change”). The party asking for a Change shall describe in writing the details of the requested Change (“Change Order Request”). Nortel Networks shall provide in writing to Customer a summary of any and all adjustments to the charges and other changes/charges resulting from the Change Order Request. In no event shall any Change be effective or acted upon in any way until such time as (i) an authorized representative of each party has agreed to the terms of the Change Order Request in writing and (ii) Nortel Networks receives an Order from Customer for any additional charges resulting from the Change Order Request.

4. Electronic Commerce Programs

By enrolling in any Nortel Networks electronic commerce program, Customer agrees to comply with the terms of such program, which can be viewed on line prior to or at time of electing to enroll in such program. At time of enrollment, Nortel Networks will provide Customer the location of the website for accessing such program. Customer agrees that all electronic Orders issued are equivalent to a written Order, are governed by the terms and conditions of this Agreement and that in the event of any conflict between this Agreement and the information contained in Customer’s or Nortel Networks’ electronic commerce website, this Agreement governs. Customer is responsible for the use and protection of all electronic commerce passcodes provided by Nortel Networks and agrees that all Orders submitted using such passcodes are valid and binding Orders authorized by Customer. Nortel Networks shall have no liability to Customer due to Customer’s failure to access Customer’s or Nortel Networks’ electronic commerce website or errors or failures relating to its operation

5. Licensed Use of Software

Nortel Networks grants Customer a nonexclusive license to use a copy of the Software with the Products to the extent of the activation or authorized usage level set forth in any Order(s). To the extent Software is furnished for use with designated Products or Customer furnished equipment (“CFE”), Customer is granted a nonexclusive license to use Software only on such Products or CFE, as applicable. Software contains trade secrets and Customer agrees to treat Software as Information as defined in Section 12. Customer will ensure that anyone who uses the Software does so only in compliance with the terms of this Agreement. Customer shall not a) use, copy, modify, transfer or distribute the Software except as expressly authorized; b) reverse assemble, reverse compile, reverse engineer or otherwise translate the Software; c) create derivative works or modifications unless expressly authorized; or d) sublicense, rent or lease the Software. Licensors of intellectual property to Nortel

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Networks are beneficiaries of this provision. Upon termination or breach of the license by Customer or in the event designated Product or CFE is no longer in use in Customer’s network, this license terminates and Customer will promptly return the Software to Nortel Networks or certify its destruction. Nortel Networks may audit by remote polling or other reasonable means to determine Customer’s Software activation or usage levels. With respect to Third Party Software, Customer agrees to abide by the terms provided by Nortel Networks with respect to any such software. Customer further agrees that the terms contained in any Nortel Networks or third party “shrink wrap” or “click” licenses shall govern the use of such software.

6. Charges and Payment

Nortel Networks shall invoice Customer [***] percent ([***]%) of the price of the Products upon shipment of the Products and [***] percent ([***]%) of the Services upon completion unless the Service continues beyond thirty days, in which case Nortel Networks shall invoice Customer at [***] of each month for Services performed in that month. Certain reoccurring Services (for example, Maintenance Services) may be invoiced [***] of the performance of such Services. Customer will [***] Nortel Networks [***] by Nortel Networks in performing the Services (including, without limitation, all reasonable travel, meal, lodging and mileage expenses) plus standard and applicable [***] fees which shall be specified in the quote. Amounts are due [***] and shall be paid by Customer within [***] ([***]) days. Invoicing disputes must be identified in writing within [***] ([***]) days of invoice receipt. Payments of any disputed amount are due and payable upon resolution. All other undisputed amounts remain due within [***] days. In the event of non-payment, Nortel Networks may suspend performance, product shipments, require payment in advance of shipment or otherwise terminate an Order or this Agreement. Customer shall pay interest on any late payments at the maximum rate allowed by law. Customer shall pay freight charges not to exceed [***] percent ([***]%) of the invoice amount for the Products (exclusive of taxes, insurance and other charges). Shipment of Software is not subject to freight charges. Nortel Networks shall quote the Customer in advance of any additional charges which shall apply for shipping, insurance, special handling and administrative support. Charges for Software may be based on extent of use authorized as specified in a Supplement or purchased pursuant to an Order, including but not limited to, a maximum number of users or a “per user” fee or selected features or capabilities. Customer agrees to pay the charges applicable for any activation or usage beyond the authorized level specified in a Supplement or Order. If any authority imposes a tax, duty, levy or fee, excluding those based on Nortel Networks’ net income, upon a Product or Service supplied by Nortel Networks under this Agreement, Customer agrees to pay that amount as specified in the invoice, or supply exemption documentation at the time the Order is submitted. Customer is responsible for personal property taxes for each Product from the date of shipment by Nortel Networks. Customer consents without qualification to the sale of receivables, in whole or in part, including all or any part of any associated rights, remedies, and obligations, by Nortel Networks without further notice and authorizes the disclosure of this Purchase and License Agreement and Supplements as necessary to facilitate such sale.

7. Warranty

a) Nortel Networks warrants that Hardware i) is free from defects in materials and workmanship and ii) substantially conforms to Nortel Networks’ published specifications. If Hardware does not function as warranted during the warranty period, Nortel Networks will either i) repair the defect or non-conformity such that it complies with specifications, or ii) replace it with equivalent Hardware.

b) Nortel Networks warrants that when Software is used in the specified operating environment it will substantially conform to its published specifications. If Software does not function as warranted during the warranty period, Nortel Networks will provide a suitable fix or workaround or will replace the Software; provided Software is within [***] software release level of the then-current software release as identified in a product change notification (“PCN”) prior to the software release unless otherwise specified in a Supplement, attached hereto.

c) Services will be performed in a professional and workmanlike manner. If Services are not performed as warranted and Nortel Networks is notified in writing by Customer within thirty (30) days after all such Services with respect to an Order have been completed, Nortel Networks will re-perform the non-conforming Services.

d) The warranty period for Hardware and Software shall be the warranty period identified in the Nortel Networks Warranty Matrix in effect at the time of Customer’s Order, or as provided in the applicable Supplement, attached hereto. In the event Nortel Networks determines that repair or replacement as set forth in this Section 7 cannot be made using commercially reasonable efforts, Nortel Networks will give Customer a credit equal to Customer’s [***] for the Product, provided Customer has followed generally-accepted accounting principles.

e) No warranty is provided for i) supply items normally consumed during Product operation; ii) failures caused by non-Nortel Networks products; iii) failures caused by a Product’s inability to operate in conjunction with other Customer hardware or software; or iv) performance failures resulting from services, including installation not performed by Nortel Networks and not accordance with Nortel Networks installation specifications and procedures as defined in a NTP, or Customers use of unauthorized parts or components. Warranty will be voided by misuse, accident, damage, alteration or modification, failure to maintain proper physical or operating environment, use of unauthorized parts or components or improper Customer installation or maintenance. Software is not warranted to operate uninterrupted or error free.

f) Nortel Networks provides Third Party Vendor Items on an “AS IS” BASIS WITHOUT WARRANTIES OF ANY KIND, unless Nortel Networks specifies otherwise. However, such Third Party Vendor Items may carry their own warranties and Nortel Networks shall pass through to Customer any such warranties to the extent authorized, and if not authorized to do so shall exercise

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such rights for the benefit of Customer, including but not limited to any infringement warranties and remedies. THESE WARRANTIES AND LIMITATIONS ARE CUSTOMER’S EXCLUSIVE WARRANTIES AND SOLE REMEDIES AND REPLACE ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8. Warranty Service

During the warranty period, Nortel Networks provides certain types of warranty services without charge for specified Products to correct Product defects or to bring them up to conformance with Nortel Networks published specifications. Nortel Networks will inform Customer of the types of warranty services available to Customer which are consistent with Nortel Networks standard practices and response times. Customer will obtain Nortel Networks’ concurrence prior to returning any Product and must reference a return material authorization number issued by Nortel Networks on documentation accompanying such returned Product. Customer agrees to ship Product prepaid and suitably packaged to a location Nortel Networks designates. Nortel Networks will return the Hardware to Customer at Nortel Networks’ expense. Nortel Networks is responsible for loss of, or damage to, Customer Hardware while it is a) in Nortel Networks’ possession or b) in transit back to Customer. Any returned Hardware becomes Nortel Networks’ property and, subject to Nortel Networks’ receipt of the exchanged Hardware, its replacement becomes the Customer’s property. The replacement Hardware may not be new but will be in working order and equivalent to the item exchanged. The warranty period for the Hardware shall be the greater of [***] ([***]) days from the date of repair or replacement or the remaining Hardware warranty period. Customer agrees to ensure that exchanged Hardware is free of any legal obligations or restrictions that prevent its exchange and represents that all returned items are genuine and unaltered. Where applicable, before Nortel Networks provides warranty services, Customer agrees to a) follow the problem determination, problem analysis, and warranty services request procedures that Nortel Networks provides; b) secure all programs and data contained in Hardware; and c) inform Nortel Networks of changes in the Hardware’s location. Services to supplement the warranty and Post-warranty Services, including advance shipment of replacement parts may be available at Nortel Networks’ then-current prices and policies.

9. Title and Risk of Loss

Title and risk of loss for ordered hardware shall pass from Nortel Networks to Customer upon delivery to the carrier. [***] Further, in the event that a purchase by Customer causes the financial exposure to Nortel Networks to exceed the applicable credit limit assigned to Customer, then Customer agrees to remit full payment in advance for that portion of the purchase which exceeds the applicable credit limit and to continue to pay for such purchases in advance until the Customer’s outstanding balance no longer exceeds the Customer’s assigned credit limit. The Parties agree that the foregoing shall not be construed as a waiver by Nortel Networks or a limit on Nortel Networks’ rights in law or in equity with respect to any outstanding monies owed by Customer to Nortel Networks, nor shall the right of Customer to make such pre-payment on future purchases be construed as an obligation for Nortel Networks to continue to sell Products to Customer notwithstanding Customer’s non-payment for the previously-ordered Products.

10. Implementation and Installation Services

Customer agrees to provide sufficient, free and safe access to Customer’s facilities, data information and personnel and a suitable physical environment meeting Nortel Networks’ specified requirements to permit the timely delivery and installation of Products and/or performance of Services, including the recovery of Nortel Network tools. Nortel Networks will perform its responsibilities in accordance with the standard Nortel Networks Statement of Work where applicable. Nortel Networks may subcontract any portion or all of the Services to subcontractors selected by Nortel Networks. Nortel Networks will successfully complete its standard installation and commissioning procedures before it considers Products installed. Nortel Networks may make alterations to any Product and Service as necessary to comply with specifications, changed safety standards or governmental regulations, to make a Product non-infringing with respect to any patent, copyright or other proprietary interest, or to otherwise improve a Product or Service. Customer is responsible for i) the results obtained from the use of Products and Services; ii) integration and interconnection with and configuration of Customer’s hardware and/or third party hardware and/or systems unless otherwise provided in a Statement of Work or quote from Nortel Networks and iii) installation of Furnish-only Products. Unless part of the Ordered Services, all configuration assistance provided by Nortel Networks is without warranty or guarantee of any kind. Customer shall be responsible for the accuracy and completeness of all data and information that it provides or causes to be provided to Nortel Networks Services may include the advice and recommendations of Nortel Networks, but all decisions in connection with the implementation of such advice and recommendations shall be the sole responsibility of, and shall be made by, Customer. In the event that there are any delays by Customer in fulfilling its responsibilities as stated above, or there are errors or inaccuracies in the information provided, Nortel Networks shall be entitled to appropriate schedule and pricing adjustments including storage fees.

11. Maintenance Services

a) Nortel Networks provides certain Services either at Customer’s location or at a service center to keep Products in, or restore them to, conformance with published specifications (“Maintenance Services”). Maintenance Services are available in accordance with Nortel Networks’ then-current descriptions and at Nortel Networks then-current prices.

b) To be eligible for Maintenance Services, the Products must be in good operating condition and at revision levels documented and supported by Nortel Networks.

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c) Relocation of Products under Maintenance Services may result in adjustments to the price and response times. Continued Maintenance Services for such Products are subject to reasonable availability from Nortel Networks or an authorized maintenance service provider.

d) Where applicable, before Nortel Networks provides Maintenance Services, Customer agrees to i) follow the problem determination, problem analysis, and Maintenance Services request procedures that Nortel Networks provides; ii) secure all programs and data contained in hardware; and iii) inform Nortel Networks of changes in the hardware’s location.

12. Confidential Information

a) Confidential information (“Information”) means i) Software and Third Party Software; and ii) all business, technical, marketing and financial information and data that is clearly marked with a restrictive legend of Nortel Networks; all information of Customer that is not disclosed in Customer’s public securities filings or on Customer’s website shall be deemed Customer’s confidential Information. For purposes of this Section 12, the party disclosing Information shall be deemed the “Discloser”.

b) The party receiving Information (“Recipient”) will use the same care and discretion, but not less than reasonable care, to avoid disclosure, publication or dissemination of Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate. The Recipient may disclose Information only to i) its employees and employees of its parent, subsidiary, affiliated companies or subcontractors who have a need to know for purposes of carrying out Recipient’s obligations under this Agreement; and ii) any other party with the Discloser’s prior written consent. Before disclosure to any of the above parties, the Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement.

c) The Recipient may disclose Information to the extent required by law. However, the Recipient must give the Discloser prompt notice and make a reasonable effort to seek to prohibit the disclosure or obtain a protective order or other suitable relief.

d) No obligation of confidentiality applies to any Information that the Recipient i) already lawfully possesses without obligation of confidentiality; ii) develops independently without access to or use of other Information; or iii) rightfully receives without obligations of confidentiality from a third party who is not under a duty of confidentiality to the Discloser. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

e) The release of any advertising or other publicity relating to this Agreement requires the prior approval of both parties.

13. Patents and Copyrights

If a third party claims that Nortel Networks Hardware or Software provided to Customer under this Agreement infringes that party’s patent or copyright, Nortel Networks will defend Customer against that claim at Nortel Networks’ expense and pay all costs and damages that a court finally awards or are agreed in settlement, provided that Customer a) promptly notifies Nortel Networks in writing of the claim and b) allows Nortel Networks to control, and cooperates with Nortel Networks in, the defense and any related settlement negotiations. If such a claim is made or appears likely to be made, Nortel Networks agrees to secure the right for Customer to continue to use the Hardware or Software, or to modify it, or to replace it with equivalent Hardware or Software. If Nortel Networks determines that none of these options is reasonably available, Customer agrees to return the Hardware or Software to Nortel Networks on Nortel Networks’ written request. Nortel Networks will then give Customer a refund equal to Customer’s [***] for the Hardware or Software provided Customer has followed generally-accepted accounting principles. Any such claims against the Customer or liability for infringement arising from use of the Hardware or Software following a request for return by Nortel Networks, are the sole responsibility of Customer. This represents Customer’s sole and exclusive remedy regarding any claim of infringement. Nortel Networks has no obligation regarding any claim based on any of the following: a) anything Customer provides which is incorporated into the Hardware or Software; b) compliance by Nortel Networks with the Customer’s specifications, designs or instruction; c) the amount of revenues or profits earned or other value obtained by the use of a Product; d) Customer’s modification of Hardware or Software other than as may be permitted in writing by Nortel Networks; e) the combination, operation, or use of Hardware or Software with other products not provided by Nortel Networks as a system, or the combination, operation, or use of Hardware or Software with any product, data, or apparatus that Nortel Networks did not provide; f) the Customer’s failure to install or have installed changes, revisions or updates as instructed by Nortel Networks or g) infringement by a Third Party Vendor Item alone, as opposed to its combination with Products Nortel Networks provides to Customer as a system.

14. Intellectual Property Rights

Unless otherwise provided in a Statement of Work, Nortel Networks, on behalf of itself and its subcontractors, reserves all proprietary rights in and to (i) all methodologies, designs, engineering details, and other data pertaining to the Services and the materials delivered, (ii) all original works, computer programs, updates developed in the course of providing the Service (except programs developed by Customer,), (iii) discoveries, inventions, patents, know-how and techniques arising out of the Services; and (iv) any and all products (including software and equipment) developed as a result of the Services as defined in a Statement of Work. The performance by Nortel Networks of Services shall not be deemed work for hire unless otherwise provided in a Statement of Work.

15. Limitation of Liability

In no event shall Nortel Networks or its agents or suppliers be liable to Customer for more than the amount of any actual direct damages up to the greater of U.S. $100,000 (or equivalent in local currency) or the charges for the Product or Services that are the subject of the claim, regardless of the cause and whether arising in contract, tort (including negligence) or otherwise. This

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limitation will not apply to claims for damages for bodily injury (including death) and damage to real property and tangible personal property for which Nortel Networks is legally liable and payments as set forth in Section 13 Patents and Copyrights. IN NO EVENT SHALL NORTEL NETWORKS OR ITS AGENTS OR SUPPLIERS BE LIABLE FOR ANY OF THE FOLLOWING: a) DAMAGES BASED ON ANY THIRD PARTY CLAIM EXCEPT AS EXPRESSLY PROVIDED HEREIN AND IN 13; b) LOSS OF, OR DAMAGE TO, CUSTOMER’S RECORDS, FILES OR DATA; OR c) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS), EVEN IF NORTEL NETWORKS IS INFORMED OF THEIR POSSIBILITY.

16. General

a) Neither party may assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld except (a) Customer’s consent shall not be required for any assignment or transfer by Nortel Networks to any Nortel Networks Affiliate of all or any part of this Agreement or of Nortel Networks’ rights hereunder, (b) Customer’s consent shall not be required for any assignment to any third party of Nortel Networks’ right to receive any monies which may become due to Nortel Networks pursuant to this Agreement, (c) Nortel Networks’ consent shall not be required, except that the Software License may not be assigned without prior written approval, for (i) Customer’s assignment of this Agreement or Customer’s rights hereunder so long as all receivables related to the transferred assets have been paid in full to Nortel Networks, or (ii) security for indebtedness, or (iii) for any assignment of this Agreement by Customer to an Affiliate, or (iv) any successor by merger or to any one purchaser of all or substantially all of the assets of the business of Customer, as long as Customer furnishes Nortel Networks with written notice of such assignment or transfer by Customer. Nortel Networks reserves the right terminate this Agreement within thirty (30) days of such notice for the entities if (i) the assignee does not have credit-worthiness equal to or better than that of Customer, based upon Nortel Networks’ customary criteria for assessing customer credit-worthiness, (ii) assignee does not consent to granting Nortel Networks a continuing purchase money security interest in the Products and/or licensed under this Agreement and agrees to support Nortel Networks in the perfection of such interest [***]. Customer represents and warrants that it is buying Products and/or Services for its own internal use and not for resale. Customer agrees to comply with all applicable laws including all applicable export and import laws and regulations. Except for non-payment, neither Customer nor Nortel Networks will bring a legal action under this Agreement more than two years after the cause of action arose. Neither party is responsible for failure to fulfill any obligations due to causes beyond its control. In the event that any provision of this Agreement or portions thereof are held to be invalid or unenforceable, the remainder of this Agreement will remain in full force and effect. Both Customer’s and Nortel Networks’ obligations under this Agreement and any Order(s) which by their nature would continue beyond the termination, cancellation, or expiration of this Agreement or such Order(s), shall survive such termination, cancellation, or expiration.

b) The terms and conditions of this Agreement, including any Supplement(s), form the complete and exclusive agreement between Customer and Nortel Networks and replace any prior oral or written proposals, Statement of Works, correspondence or communications regarding the subject matter hereof. In the event of a conflict between this Purchase and License Agreement and a Supplement, the terms in any Supplement(s) prevail. Any changes to this Agreement must be made by mutual agreement in writing. All Customer’s rights and all of Nortel Networks’ obligations are valid only in the country in which the Products and Services were supplied; the laws of the State of New York govern this Agreement, exclusive of its conflict of laws provisions; and nothing in this Agreement affects any statutory rights of consumers that cannot be waived or limited by contract.

17. Affiliates

Except as set forth in the Affiliate Supplement, or any other provision which by their nature were intended for Customer only, Affiliates shall be entitled to purchase Products and Services on the same terms and conditions of the Purchase and License Agreement and the Services Supplement (excluding any purchase commitments or incentives) as Customer may purchase Products and Services under this Agreement, subject to Nortel Networks’ determination of the credit worthiness of such Affiliate and provided Affiliates have executed the Affiliate Supplement. The Affiliate credit determinations shall be made solely using Nortel Networks’ usual and customary criteria and the Affiliate must sign an Affiliate Supplement in substantially the form as provided. Such Affiliate purchases shall not contribute towards achieving the Customer’s Commitment Amount as specified in the Commitment Supplement.

18. Notices

Notices and other co Communications shall be transmitted in writing by certified United States Mail, postage prepaid, return receipt requested, by guaranteed overnight delivery, or by facsimile addressed to the parties as follows:

To Customer:	Interstate FiberNet, Inc.
1530 DeltaCom Drive
Anniston, Al. 36202-0787
Attention: Sr. Vice President, Network Services
Telephone:	(256) 241-3726
Facsimile:	(256) 241-4294

With Copy to (which shall not constitute notice):
Interstate FiberNet, Inc.
4092 S. Memorial Parkway
Huntsville, Alabama 35802
Attention:	General Counsel
Telephone:	(256) 382-3842
Facsimile:	(256) 382-3936

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To:	Nortel Networks Inc.
5405 Windward Parkway
Alpharetta, Georgia 30004-3895
Attention: Law Dept.
Telephone: (770) 708-7602
Facsimile: (770) 708-8083

Any notice or communication sent under this Agreement shall be deemed given upon receipt, as evidenced by the United States Postal Service return receipt Mail if given by certified United States Mail, on the following Business Day if sent by guaranteed overnight delivery, or on the transmission date if given by facsimile during the Business Hours. The address information listed for a party in this Section may be changed from time to time by that party by giving notice to the other as provided above.

ITC^DELTACOM COMMUNICATIONS, INC.

By:	/s/ David L Hill
Name:
Title:	VP Engineering
Address:	1530 DeltaCom Drive,Anniston, AL 36207
State of Incorporation:	AL
Tax I.D. Number:	63-0832070
Date:	6/18/03

INTERSTATE FIBERNET, INC.

By:	/s/ David L Hill
Name:
Title:	VP Engineering
Address:
State of Incorporation:	Delaware
Tax I.D. Number:	58-1970339
Date:	6/18/03

NORTEL NETWORKS INC.

By:	/s/ Michael Shappell
Name:
Title:	Group Director Sales
Address:	5405 Windward Parkway, Alpharetta, Ga. 30004
Date:	6/23/03

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WARRANTY MATRIX

Products may be purchased only in countries where Nortel Networks makes these products available for purchase and use.

Unless otherwise specified in a Supplement, the following Hardware and Software items shall have the corresponding warranty periods:

Carrier Products	Hardware	Software
Wireless product families and CCMIS	[***] from ship date	[***] from ship date

Alteon and Shasta products	[***] from ship date	[***] from ship date

Carrier Data Products (Passport, Bay and Micom products)	See current Nortel Networks price list or as provided in a quote.	See current Nortel Networks price list or as provided in a quote.

All other product families not listed (unless specified otherwise in writing)	[***] from ship date	[***] from ship date

The following Products require an Enterprise Supplement to enable purchase.

Enterprise Products	Hardware	Software
Data Products (e.g., Access CN, Advanced Video, Backbone CN, Baystack, Business Communications Manager, Contivity, Instant Internet, Net ID, Passport LAN and WAN Solutions)	See current Enterprise Data Products Product Catalog	See current Enterprise Data Products Product Catalog

Portal Solutions Products	[***] from ship date	[***] from ship date

This Warranty Matrix may be revised by Nortel Networks from time to time for Warranties not specified in a Supplement.

Nortel Networks Warranty Matrix

Version 4 – 09/2002

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SCHEDULE 1

AFFILIATE COMPANIES

1.	Scana

2.	Knology Holding Inc.

Notes: All Affiliate Companies must first execute an Affiliate Supplement prior to Orders being placed under the terms and conditions of this Agreement.

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